Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Regen BioPharma, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 1, 2015	By:	/s/ Todd S. Caven
Todd S. Caven Acting Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Regen BioPharma, Inc. and will be retained by Regen BioPharma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 10.1

Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND ANY SHARES OF STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND ANY SHARES OF STOCK ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THIS NOTE IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER.

Regen BioPharma, Inc.

Issue Date: May 7, 2015

Principal Amount: $50,000

1. Terms. For value received, the Regen BioPharma, Inc., a Nevada corporation (the “Company”) hereby absolutely and unconditionally promises to pay to the order of_______, ON DEMAND AT ANY TIME AFTER May 7. , 2016 (the “Maturity Date”), the principal amount of Fifty Thousand Dollars ($50,000) and interest on the whole amount of said principal sum outstanding and remaining from time to time unpaid (the “Note”), commencing from the date hereof and continuing until payment in full of this Note or conversion as hereinafter provided, at an annual rate equal to ten percent (10%) simple interest. Interest shall be payable quarterly upon demand or upon conversion pursuant to Section 2 hereunder. Interest shall be computed on the basis of the actual number of days elapsed divided by 365. Principal and interest shall be payable in lawful money of the United States of America, at the principal place of business of the Lender or at such other place as the Lender may have designated from time to time in writing to the Company.

2. Conversion.

2.1 Conversion Right. The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”). The Lender shall have the right to convert one hundred percent (100%) of the Principal Amount immediately upon execution of this agreement and any accrued interest may be converted as well.

The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the principal amount of this Note to be converted (the “Conversion Amount”) by the applicable Conversion Price as defined in this Section 2 then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Company by the Lender on such conversion date (the “Conversion Date”).

2.2 Conversion Price. The “Conversion Price” shall be defined as a 65% discount to the lowest Trading Price (as defined below) for the Common Stock during the thirty (30) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or 3 cents per share ( whichever is lower) . “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Lender. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Volume” shall mean the number of shares traded on such Trading Day as reported by such Reporting Service. The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.

2.3 Method of Conversion. Subject to Section 2.1, this Note may be converted by the Lender by submitting to the Company a Notice of Conversion by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time. The Lender shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Lender and the Company shall maintain records showing the principal amount so converted and the dates of such conversions so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Lender may not transfer this Note unless the Lender first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Lender a new Note of like tenor, registered as the Lender (upon payment by the Lender of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.

Upon receipt by the Company from the Lender of a facsimile transmission, e-mail, or other reasonable means of communication of a Notice of Conversion meeting the requirements for conversion, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Lender certificates for the Common Stock issuable upon such conversion within five (5) business days after such receipt. Upon receipt by the Company of a Notice of Conversion, the Lender shall be deemed to be the Lender of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion. All rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities as herein provided on such conversion. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Lender, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Lender by crediting the account of Lender’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

2.4 Timing of the sale of Common Shares. Upon expiration of Rule 144, the Company will, at the request of the Investor, remove the sale restrictions on one sixth (1/6) of the shares that resulted from conversions made through the issuance of this note, each month, for a period of six months, with all restrictions being removed by the Company by the expiration of the six month subsequent to Rule 144.

2.5 Concerning the Shares. The shares of Common Stock and/or Preferred Stock  issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor as the term Accredited Investor is defined in Rule 501 of Regulation D, promulgated under the Act.

Subject to the removal provisions set forth below, until such time as the shares of Common Stock and/or Preferred Stock  issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"NEITHER THE ISSUANCE OR  SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE LENDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

The legend set forth above shall be removed and the Company shall issue to the Lender a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock and/or Preferred Stock  may be made without registration under the Act and the shares are so sold or transferred, (ii) such Lender provides the Company or its transfer agent with reasonable assurances that the Common Stock and/or Preferred Stock  issuable upon conversion of this Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock and/or Preferred Stock  issuable upon conversion of this Note, such security is registered for sale by under an effective registration statement filed under the Act or (iv) otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

2.6  Incentive to Convert on or prior to 180 Days from Issue Date.  Each Lender who converts principal into Common Stock of the Company on or prior to 180 days from Issuance shall receive one share of Preferred Series “A” Stock of the Company for each share of Common Stock received through conversion.  Lenders who convert principal into Common Stock of the Company after 180 from Issuance shall receive no shares of Preferred Stock of the Company.

3. Prepayment. Notwithstanding anything to the contrary contained herein, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest. Any notice of prepayment hereunder shall be delivered to the Lender at its registered addresses and shall state that the Company is exercising its right to prepay the Note and the date of prepayment, which shall be not more than three (3) Trading Days from the date of the prepayment notice. Upon receipt of a prepayment notice, Lender shall have the right, but not the obligation, to accelerate the conversion period specified in Section 2.1 and convert that portion of the outstanding principal balance which is subject to prepayment to Common Shares as provided for in Section 2.

4. Events of Default.

4.1 The following shall constitute events of default (individually an "Event of Default"):

(a) default in the payment, when due or payable, of an obligation to pay interest or principal under this Note, which default is not cured by payment in full of the amount due within thirty (30) days from the date that the Lender receives notice of the occurrence of such default;

(b) filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Company, which filing or proceeding, is not dismissed within ninety (90) days after the filing or commencement thereof; or

(c) failure of the Company to comply in any way with the terms, covenants or conditions contained in this Note.

4.2 If an Event of Default shall occur and be continuing, the Lender may, at its option, declare this Note to be immediately due and payable without further notice or demand, whereupon this Note shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Company.

5. Transfer of Note. This Note may not be transferred or assigned other than a transfer or assignment to an Affiliate of the Lender. As used herein, the term “Affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Lender.

6. Certain Waivers. The Company hereby expressly and irrevocably waives presentment, demand, protest, notice of protest and any other formalities of any kind.

7. Amendment, Modification or Termination. This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Company and the Lender. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Lender.

8. Governing Law. This Note and the obligations of the Company hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of California (excluding the laws and rules of law applicable to conflicts or choice of law).

IN WITNESS WHEREOF, this Note has been duly executed on behalf of the undersigned on the day and in the year first above written.

REGEN BIOPHARMA, INC.

/s/: David R. Koos	5/18/ 2015
David R. Koos
Chairman and CEO

The foregoing Convertible Promissory Note is hereby accepted and agreed to by the undersigned on and as of the date first above written.